ACCOUNTANTS' CONSENT


     Drakeford & Drakeford LLC hereby consents to the use of its report dated December 18, 2003 relating to the audited financial statements for the fiscal years ending May 31, 2003 and 2002 in the fourth pre-effective amendment to the registration statement on Form SB-2 of Spongetech Delivery Systems, Inc.



     January 12, 2004


                                   /s/Drakeford & Drakeford  LLC
                                   Drakeford & Drakeford  LLC